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                 [Letterhead of Andrews & Kurth L.L.P.]





                                     September 11, 1997


Toyota Leasing, Inc.
Toyota Auto Lease Trust 1997-A
c/o   Toyota Motor Credit Corporation
      19001 South Western Avenue
      Torrance, California 90509

      Re:  TOYOTA AUTO LEASE TRUST 1997-A,
           REGISTRATION STATEMENT
           (REGISTRATION NO. 333-26717)

Ladies and Gentlemen:

      We have acted as special counsel to Toyota Leasing, Inc. ("TLI"), as originator of Toyota Auto Lease Trust 1997-A (the "Securitization Trust") and to the Securitization Trust, in connection with the proposed issuance by the Securitization Trust of the Automobile Lease Asset Backed Certificates, Class A-1, Class A-2 and Class A-3 (the "Certificates") evidencing certain beneficial interests in the assets of the Securitization Trust pursuant to the Securitization Trust Agreement (the "Securitization Trust Agreement") to be dated as of September 1, 1997 between TLI and U.S. Bank National Association (formerly known as First Bank National Association). We have also acted as special counsel to the Securitization Trust in connection with the execution and delivery by TLI of the Registration Statement and of Amendments No. 1, No. 2 and No. 3 thereto (collectively, the "Registration Statement") on behalf of the Securitization Trust as issuer of the Certificates.

      The Securitization Trust Agreement has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement under the Securities Act of 1933, as amended (the "1933 Act").

      We have examined originals or copies, certified or otherwise identified to our satisfaction, of the form of Securitization Trust Agreement and the forms of Certificates included therein, and such other documents, records, certificates of officers of TLI and the Securitization Trust and of public officials and such other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Securitization Trust Agreement will be duly executed and delivered by each of the parties thereto substantially in the form filed as an

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Toyota Auto Lease Trust 1997-A
September 11, 1997
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exhibit to the Registration Statement; that the Certificates, as completed, will be duly executed, authenticated and delivered substantially in the forms contemplated by the Securitization Trust Agreement; and that the Certificates will be sold as described in the Registration Statement, including all amendements thereto.


      On the basis of the foregoing, we confirm the opinion ascribed to us in the Prospectus with respect to the material federal income tax consequences to holders of Certificates under existing law and subject to the qualifications and assumptions stated therein, and we confirm that we are of the opinion that the description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the Prospectus accurately describes the material federal income tax consequences to holders of the Certificates under existing law and subject to the qualifications and assumptions stated therein.


      The opinions herein are based upon our interpretations of current law, including court authority and existing Final and Temporary Regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinion is based on the assumption that the matter will be properly presented to the applicable court. In addition, we must note that our opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Our opinion is not binding on the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

      We hereby consent to the reference to us under the caption "Material Federal Income Tax Consequences" in the Prospectus, and to the filing of this opinion as an Exhibit to the Registration Statement, without implying or admitting that we are experts within the meaning of the 1933 Act with respect to any part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Andrews & Kurth L.L.P.